                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement   [_]  Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ARTHROCARE CORPORATION
            ------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                            ARTHROCARE CORPORATION

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 2002

                               -----------------

TO THE STOCKHOLDERS:

   Notice is hereby given that the 2002 Annual Meeting of Stockholders of ArthroCare Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 29, 2002 at 10:00 a.m., local time, at the Company's principal executive offices located at 680 Vaqueros Avenue, Sunnyvale, California 94085 for the following purposes:

      (1)  To elect directors of the Company.

      (2) To approve an amendment to the Company's 1993 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

      (3) To approve an amendment to the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

      (4) To confirm the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2002 fiscal year.

      (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

   These matters are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on April 8, 2002 are entitled to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of The Board of Directors

                                          Michael A. Baker
                                          President and Chief Executive Officer

Sunnyvale, California
April 30, 2002

                                   IMPORTANT

 TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                            ARTHROCARE CORPORATION

                               -----------------

                                PROXY STATEMENT

                               -----------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of ArthroCare Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 29, 2002, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices located at 680 Vaqueros Avenue, Sunnyvale, California 94085. The Company's telephone number at that location is (408) 736-0224.

   This proxy statement is being mailed on or about April 30, 2002 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

   Stockholders of record at the close of business on April 8, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated Common Stock. At the Record Date, 21,839,143 shares of Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 207 stockholders.

VOTING; QUORUM; ABSTENTIONS; AND BROKER NON-VOTES

   Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal No. 1). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors (Proposal No. 1). For all other proposals, the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of Common Stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

   Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

   Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

   Therefore, for purposes of the election of directors (Proposal No. 1), neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

   PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS: (I) FOR THE ELECTION OF THE SIX PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS; (II) FOR AN AMENDMENT TO THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 250,000 SHARES; (III) FOR AN AMENDMENT TO THE COMPANY'S 1995 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 100,000 SHARES; AND (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR. NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING FROM TIME TO TIME.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

   The cost of soliciting proxies will be borne by the Company. The Company may retain Wells Fargo Bank Minnesota, N.A., a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at an estimated cost of $1,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company has excluded fees for attorneys, accountants, public relations or financial advisors, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation by the amount normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 must submit the proposal to the Company no later than December 31, 2002. Additionally, stockholders who intend to present a proposal at the 2003 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2003 Annual Meeting must provide notice of such proposal to the Company no later than April 15, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of April 1, 2002 by:

   . each of the Company's directors,

   . each Named Executive Officer named in the Summary Compensation Table appearing herein,

   . all directors and executive officers of the Company as a group, and

   . each person known by the Company to beneficially own more than 5% of the Company's Common Stock for which the most recent data available is December 31, 2001.

   The address for all executive officers and directors is c/o ArthroCare Corporation, 680 Vaqueros Avenue, Sunnyvale, CA 94085.

                                            Common Stock
                                         Beneficially Owned
                                         Excluding Options   Stock Options   Total Common
                                            Exercisable       Exercisable       Stock      Approximate
                                           Within 60 Days    Within 60 Days  Beneficially Percentage of
Name and Address                          of April 1, 2002  of April 1, 2002   Owned(1)   Class Owned(2)
----------------                         ------------------ ---------------- ------------ --------------
Brown Investment Advisory & Trust Co....     2,283,189               --       2,283,189        10.0%
 19 South Street
 Baltimore, MD 21202

Zurich Scudder Investments, Inc.........     2,058,700               --       2,058,700         9.0%
 345 Park Avenue
 New York, NY 10154

Kern Capital Management, LLC............     2,011,400               --       2,011,400         8.8%
 114 West 47th Street, #1926
 New York, NY 10026

Massachusetts Financial Services Company     1,790,439               --       1,790,439         7.8%
 500 Boylston Street
 Boston, MA 02118

Kopp Investment Advisors, Inc...........     1,427,320               --       1,427,320         6.2%
 7701 France Avenue So., Suite 500
 Edina, MN 55435

Michael A. Baker........................       152,178          563,895         716,073         3.1%

Annette J. Campbell-White...............       168,846(3)        48,000         216,846           *

Christine Hanni.........................        16,606          192,808         209,414           *

Robert R. Momsen........................       100,074           30,000         130,074           *

Robert T. Hagan.........................        77,131(4)        44,790         121,921           *

                                                   Common Stock
                                                Beneficially Owned
                                                Excluding Options   Stock Options   Total Common
                                                   Exercisable       Exercisable       Stock      Approximate
                                                  Within 60 Days    Within 60 Days  Beneficially Percentage of
Name and Address                                 of April 1, 2002  of April 1, 2002   Owned(1)   Class Owned(2)
----------------                                ------------------ ---------------- ------------ --------------
C. Raymond Larkin, Jr..........................           --            116,000        116,000          *

John R. Tighe..................................       14,614             60,971         75,585          *

Peter L. Wilson................................        5,000                 --          5,000          *

Tord B. Lendau.................................        1,478                 --          1,478          *

James L. Pacek.................................          776             47,602         48,378          *

All directors and executive officers as a group
  (17 persons).................................      593,129          1,409,142      2,002,271        8.3%

--------
*  Represents less than 1% of class.

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Applicable percentage ownership is based on 22,839,143 shares of Common Stock outstanding as of April 1, 2002 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to the options currently exercisable, or exercisable within 60 days of April 1, 2002, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 155,846 shares held by Annette J. Campbell-White and 13,000 shares held by Delaware Charter Guarantee & Trust Co. Cust. MedVenture Partners fbo Annette J. Campbell-White Profit Sharing Plan over which Ms. White holds voting and dispositive control.

(4) Includes 53,594 shares held by Robert T. Hagan and Barbara Hagan as joint tenants over which Mr. Hagan and Ms. Hagan hold voting and dispositive control.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

   A Board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED

   The six nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors of the Company for the ensuing year.

RECOMMENDATION

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES.

   The names of the nominees, and certain information about them, are set forth below.

Name of Nominee           Age                 Principal Occupation
---------------           ---                 --------------------
Michael A. Baker......... 43  President and Chief Executive Officer of the Company
Annette J. Campbell-White 55  Managing General Partner, MedVenture Associates
C. Raymond Larkin, Jr.... 53  Principal 3x NELL L.L.C.
Tord B. Lendau........... 44  President, Noster Systems AB
Robert R. Momsen......... 55  General Partner, InterWest Partners
Peter L. Wilson.......... 57  Retired

   Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

   Michael A. Baker, has served as President, Chief Executive Officer and a director of the Company since July 1997. From 1989 to 1997, Mr. Baker held several positions in planning, corporate development and senior management at Medtronic, Inc., a multi-billion dollar medical technology company specializing in implantable and invasive therapies. His most recent position at Medtronic, Inc., was Vice President, General Manager of Medtronic's Coronary Vascular Division. Mr. Baker holds a B.S. degree from the United States Military Academy at West Point and an M.B.A. from the University of Chicago.

   Annette J. Campbell-White joined the Company in May 1993 as a director. Since 1986, Ms. Campbell-White has been the Managing General Partner of MedVenture Associates, a venture capital firm which invests primarily in medical device companies. Ms. Campbell-White serves on the Board of Directors of several privately held companies. Ms. Campbell-White has a B.Sc. degree in Chemical Engineering and an M.Sc. degree in Physical Chemistry each from the University of Cape Town, South Africa.

   C. Raymond Larkin, Jr. became a director of the Company in April 1996. From 1983 to March 1998, he held various executive positions with Nellcor Incorporated, a medical products company, for which he served as President and Chief Executive Officer from 1989 until August 1995 when he became President and Chief Executive Officer of Nellcor Puritan-Bennett Incorporated upon the merger of Nellcor Incorporated with Puritan-Bennett Corporation. Since July 1998 Mr. Larkin has been a principal of 3x NELL L.L.C., a company which invests in and provides consulting services to the medical device, biotechnology and pharmaceutical industries. Mr. Larkin is also a director of DaVita Inc., Cerus Corporation and Hangar Orthopedics M.D. as well as several private companies. He holds a B.S. degree from LaSalle University.

   Tord B. Lendau became a director of the Company in June 2001. Mr. Lendau is the president of Noster Systems AB, a medical device company developing a system to detect the bacteria that causes stomach ulcers. During 1998, Mr. Lendau was president of Bottnia Internet Provider AB, a media and internet provider. From 1997 to 1998, he acted as president of ArthroCare Europe AB, overseeing the start up of the international operations. Mr. Lendau was vice president and general manager of Medtronic/Synectics from 1996 to 1997 after the acquisition of Synectics Medical AB by Medtronic, Inc. Prior to this acquisition, Mr. Lendau was the CEO of Synectics Medical AB (a Swedish public company). Mr. Lendau also serves on the board of directors of ArthroCare Europe AB, Diamyd AB and United Minds AB. Mr. Lendau has a B.S. degree in Electronics from Sw. Gymnasieingenjor El-Tele in Borlange, Sweden.

   Robert R. Momsen has served as director of the Company since its inception in February 1995. Mr. Momsen has been a General Partner at InterWest Partners, a private venture capital firm, since September 1982. Mr. Momsen currently serves on the boards of Corixa Corporation, Therasense, Inc. and three private companies. Mr. Momsen holds a B.S. degree in Engineering and an M.B.A. degree from Stanford University.

   Peter L. Wilson became a director of the Company in June 2001. Mr. Wilson, who is currently retired, also serves on the board of directors of Conceptus, Inc., which is developing a medical device and procedure designed to provide a non-incisional alternative to tubal ligation. He is also an advisory board member of A.M. Pappas & Associates, which manages public and private investments in the life sciences industry, and a board member of Microban International, a marketer of antimicrobial compounds for use in plastics and synthetic fibers. Mr. Wilson has served as President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Mr. Wilson holds an M.B.A. in marketing from Columbia University and a B.A. degree from Princeton University.

BOARD MEETINGS; COMMITTEES

   The Board of Directors of the Company held eight meetings during the year ended December 29, 2001 (the "Last Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

   During the Last Fiscal Year, the Audit Committee consisted of directors Campbell-White, Momsen, Wilson (following the resignation of a former director, John S. Lewis) and until September 2001 director Lewis. The Audit Committee is responsible for, among other duties, reviewing the results and scope of the audit and other services provided by the Company's independent auditors and reviewing and discussing audited financial statements and other accounting matters with the management of the Company. During the Last Fiscal Year, the Audit Committee held five meetings during which they reviewed and discussed financial presentations and related matters. The Audit Committee also met with the Company's independent auditors to discuss the audit for the Last Fiscal Year.

   During the Last Fiscal Year, the Compensation Committee consisted of directors Campbell-White and Momsen. The Compensation Committee reviews and makes decisions concerning salaries and incentive compensation for officers and employees of the Company. The Compensation Committee held six meetings during the Last Fiscal Year.

   No director serving in the Last Fiscal Year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

   Directors receive annual retainers of $10,000 at the end of each fiscal year. Attendance at meetings of the Board of Directors is compensated at the rates of $1,000 for in-person meetings and $500 for telephonic attendance. Attendance at committee meetings is compensated at the rate of $500 per meeting. Directors are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of the Board of Directors and committees of the Board of Directors.

   Under our Amended 1995 Director Option Plan, each member of our Board of Directors who is not an employee automatically receives an option to purchase 50,000 shares of the Company's Common Stock (a "First Option") on the date on which he or she first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. The exercise price per share of the First Option is equal to the closing price of the Common Stock subject to the option on the date of the grant of the First Option, and the First Option vests as to 25% of the shares on each anniversary of its grant date. Thereafter, each non-employee director automatically receives an option to purchase 15,000 shares of the Company's Common Stock (a "Subsequent Option") on the date of the Company's annual meeting of stockholders, upon such director's re-election to the Board, if, on such date, he or she has been on the Board for at least six months. The exercise price per share of the Subsequent Option is equal to the closing price of one share of the Company's Common Stock on the date of the grant of the Subsequent Option, and the Subsequent Option vests as to 12.5% of the shares on the first day of each month following its grant date. Accordingly, directors Lendau and Wilson each received a First Option when they became directors in June 2001, and each of the five outside director nominees who is elected to our Board of Directors at the 2002 Annual Meeting of Stockholders will be granted a Subsequent Option.

SECTION 16(a) REPORTS

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms submitted to it during the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, all such reports were timely filed.

                                PROPOSAL NO. 2:

            APPROVAL OF AMENDMENT TO THE 1993 INCENTIVE STOCK PLAN

   The Board of Directors of the Company approved an amendment to the Company's 1993 Incentive Stock Plan (the "1993 Plan") in February 2002, subject to stockholder approval, to increase the number of shares reserved for issuance under the Plan by an aggregate of 250,000 shares. There are currently 5,372,050 shares of our Common Stock authorized for issuance under the 1993 Plan. As of April 1, 2002, options for 4,909,132 shares have already been granted, leaving only 462,918 shares for future grant. This amendment would increase the number of shares of Common Stock authorized under the 1993 Plan to 5,622,050 shares. The proposed increase in the number of shares of Common Stock reserved for issuance under the 1993 Plan is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the 1993 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success.

   During the last fiscal year, stock option grants were made in the amounts and at the weighted average prices per share under the 1993 Plan as follows:
Michael A. Baker (President and Chief Executive Officer)--120,000 shares at $27.56 per share; Robert T. Hagan (Vice President, Manufacturing)--30,000 shares at $27.56 per share; Christine Hanni (Vice President, Finance and Chief Financial Officer)--30,000 shares at $27.56 per share; James L. Pacek (Vice President, General Manager, Arthroscopy)--30,000 shares at $27.56 per share; John R. Tighe (Vice President, Sales and Marketing)--30,000 shares at $27.56 per share; all current executive officers as a group--400,000 shares at $27.56 per share. All options granted under the 1993 Plan were to executive officers.

Vote Required

   The affirmative vote of the majority of the Votes Cast will be required to approve the proposed amendment to the 1993 Plan.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN.

Summary of Plan

   The principal features of the 1993 Plan are outlined below. This summary is qualified in its entirety by reference to the 1993 Plan, which is filed as
Exhibit 10.2 to our Annual Report on Form 10-K and incorporated herein by reference.

   Purpose. The purposes of the 1993 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company's business.

   Eligibility; Administration. The 1993 Plan provides that options may be granted to employees and other service providers. Incentive stock options may only be granted to employees. As of April 1, 2002, approximately 290 people were eligible to participate in the 1993 Plan. The 1993 Plan may be administered by the Board of Directors or Board Committees (the "Administrator"). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), the 1993 Plan shall be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

   The Administrator of the 1993 Plan shall have full power to select, from among the employees and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1993 Plan. The interpretation and construction of any provision of the 1993 Plan by the Administrator shall be final and conclusive.

   Exercise Price. The exercise price of options granted under the 1993 Plan is the reported closing price of the Company's common stock on the last market trading day prior to the date of determination as reported on the Nasdaq Stock Market. In the event of the grant of a nonstatutory option below the fair market value, the difference between fair market value on the date of grant and the exercise price shall be treated as the compensation expense for accounting purposes and will therefore affect the Company's earnings. In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant.

   Performance-Based Compensation Limitations. No employee shall be granted in any fiscal year of the Company options to acquire in the aggregate 500,000 shares of Common Stock. The foregoing limitation, which shall adjust proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator may modify or eliminate such limitation.

   Exercisability. Options granted to new optionees under the 1993 Plan generally become exercisable starting one year after the date of grant with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48 of the total number of options becoming exercisable at the beginning of each full month thereafter, with full vesting occurring on the fourth anniversary of the date of grant; provided, however, that the Administrator has discretion in determining the vesting schedule for each option granted. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

   Stock Purchase Rights. The 1993 Plan permits the Company to grant rights to purchase Common Stock. After the Administrator determines that it will offer stock purchase rights under the 1993 Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Administrator.

   Unless the Administrator determines otherwise, the stock purchase agreement or a stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

   Amendment and Termination of the Plan. The Board may amend the 1993 Plan at any time or from time to time or may terminate the 1993 Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Plan for which stockholder approval would be required under applicable law, as in effect at the time. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1993 Plan. The Administrator may accelerate any option or waive and condition or restriction pertaining to such option at any time. In any event, the Plan shall terminate in 2003. Any options outstanding under the Plan at the time of its termination shall remain outstanding until they expire by their terms.

   Certain Federal Tax Information. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the options is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise of (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% stockholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

   An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee. The foregoing summary of the federal income tax consequences of Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

                                PROPOSAL NO. 3:

        APPROVAL OF AMENDMENT TO THE AMENDED 1995 DIRECTOR OPTION PLAN

   The Board of Directors of the Company approved an amendment to the Company's Amended 1995 Director Option Plan (the "Director Plan") in February 2002, subject to stockholder approval, to increase the number of shares reserved for issuance under the Director Plan by an aggregate of 100,000 shares. There are currently 490,000 shares of Common Stock authorized for issuance under the Director Plan. During the Last Fiscal Year, 175,000 shares were granted at a weighted average exercise price of $23.07 to our non-employee directors under the Director Plan. As of the date of this proxy statement, options for 346,000 shares have already been granted, leaving 144,000 shares for future grant. This amendment would increase the number of shares of Common Stock authorized for issuance under the Director Plan to 590,000 shares. The proposed increase in the number of shares of Common Stock reserved for issuance under the Director Plan is for the purposes of establishing a reserve for purchases of Common Stock by directors pursuant to the terms of the Director Plan.

VOTE REQUIRED

   The affirmative vote of the majority of the Votes Cast will be required to approve the proposed amendment to the Director Plan.

RECOMMENDATION

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE DIRECTOR PLAN.

SUMMARY OF PLAN

   The following is a summary of the principal features of the Director Plan. This summary is qualified in its entirety by reference to the Director Plan, which is filed as Exhibit 10.3 to our Annual Report on Form 10-K and incorporated herein by cross-reference.

   Purpose. Under the Director Plan, the Company grants nonstatutory options to non-employee directors ("Outside Directors"). The purpose of the Director Plan is to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as directors, and to encourage their continued service on the Board.

   Administration. All grants of options to Outside Directors under the Director Plan are automatic and non-discretionary and are made in accordance with the following provisions:

      1. Each Outside Director who becomes a director following the date of approval of the Director Plan by the Board shall be automatically granted an option to purchase 50,000 shares (the "First Option") on the date on which such person first becomes a director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; and

      2. Each Outside Director shall be automatically granted an option to purchase 15,000 shares (the "Subsequent Option") on the date of the Company's Annual Meeting of Shareholders upon such Outside Director's reelection, if on such date, he has served on the Board for at least six (6) months.

   Eligibility. The Director Plan provides that options may be granted only to Outside Directors and that all options granted under the Director Plan shall be non statutory options. All options are automatically granted in accordance with the Director Plan. As of April 1, 2002, five people were eligible to participate in the 1993 Plan.

   Terms of Options. Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

      1. Duration and Termination of Options. Options granted under the Director Plan have a term of ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

      2. Exercise of the Option. Options granted under the Director Plan become exercisable in accordance with one of the following two schedules:

          25% of the shares subject to the First Option become exercisable on each anniversary of the date of grant, with full vesting occurring on the fourth anniversary of the date of the grant.

          12 1/2% of the shares subject to the Subsequent Option become exercisable on the first day of each month following the date of grant, with full vesting occurring eight months after the date of grant.

      An option granted under the Director Plan is exercisable by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering full payment of the purchase price to the Company. Payment for shares issued upon exercise of an option shall consist of cash or check.

      3. Exercise Price. The exercise price of options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. The Common Stock is currently traded on the NASDAQ National Market System. While the Company's stock is traded on the NASDAQ National Market System, the fair market value is the reported closing price. If the Common Stock is listed on a stock exchange, the fair market value per share will be the closing price on such exchange.

      4. Termination of Continuation Status as a Director. In the event an optionee's continuous status as a director terminates (other than death), the optionee may exercise his or her option, but only within three (3) months from the date of such termination, and only to the extent that such option rights were exercisable on the date of termination. For terminations that result from total and permanent disability, as defined in the Internal Revenue Code of 1986, as amended, the option may be exercised within twelve
   (12) months. However, the time period cannot extend beyond the expiration date of the option.

      5. Death. If an optionee dies while continuously employed by the Company or within 30 days after the termination of the optionee's employment by or services to the Company, the optionee's options may be exercised by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance. Such options may be exercised within twelve (12) months after the date of death to the extent exercisable on the date of death. However, the option cannot be exercised beyond the expiration date of the option.

      6. Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution. During the optionee's lifetime, only the optionee may exercise the option.

      7. Other Provisions. The option agreement may contain other provisions not inconsistent with the Director Plan.

   Changes in Capitalization. In the event of changes in the Common Stock by reason of stock dividends, split-ups or combinations of shares, reclassifications, recapitalizations, consolidations or reorganizations, the Board or its committee will adjust the exercise price and the number and class of shares subject to each option or stock purchase right proportionately by the increase or decrease in the issue shares of Common Stock as a result of such change. Such adjustment shall be final and conclusive.

   All outstanding options will terminate immediately before a dissolution or liquidation of the Company.

   In the event of either (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent of the voting power of the Company (or any successor entity) immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company (each a "Change of Control"), the vesting of all options held by any director who is a director at the time of the such Change of Control, shall be accelerated and made fully exercisable at least ten days prior to the effective time for the Change of Control.

   Amendment and Termination. The Board may at any time amend or terminate the Director Plan without approval of the shareholders; provided, however, that the Company will obtain shareholder approval of any amendment to the Exchange Act, with Section 422 of the Code, or with any other applicable law or regulation, including requirements of the NASD or any established stock exchange. Any amendment or termination of the Director Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

   Restrictions on Resale. The directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act of 1933 (the "Securities Act"). Common Stock acquired under the Director Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

   Tax Information--Nonstatutory Options. Nonstatutory options will not qualify for any special tax benefits to the optionee.

   General Rules. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. However, if shares subject to a repurchase option of the Company are purchased upon exercise of a nonstatutory option, no tax will be imposed at the time of exercise with respect to such non-vested shares (and the optionee's long-term capital gain holding period will not begin at such time) unless the optionee files an election with the IRS pursuant to Section 83(b) of the Code within 30 days after the date of exercise. In absence of such election, the optionee is taxed (and the long-term capital gain holding period begins) at the time at which the shares vest (i.e., the time at which the repurchase option lapses with respect to such shares), and the optionee recognizes compensation income in the amount of the difference between the value of the shares at the time and the option exercise price. If a Section 83(b) election is timely filed, the non-vested shares will be treated for federal income tax purposes as if they have been vested at the time of exercise. Taxation may also be deferred (unless a Section 83(b) election is filed) when shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act.

   Upon the surrender of shares of the Company's Common Stock in connection with the exercise of a nonstatutory stock option, the optionee will recognize compensation income as described above. A number of the acquired shares, equal in number to the surrendered shares, will have a basis equal to the optionee's basis in the surrendered shares. Any additional shares acquired in the exchange will have a zero basis, increased by any compensation income recognized with respect to the exercise of the nonstatutory option.

   Withholding. The compensation income recognized by the optionee who is also an employee will be treated as wages and will be subject to tax withholding by the Company out of the current compensation paid to the optionee. If such current compensation is insufficient to pay the withholding tax, the optionee will be required to make direct payment to the Company for the tax liability.

   Gain or Loss on Sale. Upon a resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares on the date of exercise of the nonstatutory option (or the fair market value of the shares on the date they become vested, if a Section 83(b) election has not been timely filed) will be treated as capital gain or loss. If after exercise the shares held for more than one year before resale, any gain will be long-term capital gain. Tax on a long-term capital gains is currently capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

   The Company will be entitled to a tax deduction in the amount, and at the time, that the optionee recognizes ordinary income with respect to shares acquired upon the optionee's exercise of a nonstatutory option.

   Federal Estate Taxes. Upon the death of an optionee who has not exercised his or her nonstatutory option, the value of such option (determined under applicable Treasury regulations) will be includable in the optionee's estate for federal estate tax purposes. Upon the exercise of such option, the holder will recognize compensation income as described above, and will be allowed a deduction based upon any estate tax paid with respect to the value of such option.

   Additional Tax Considerations. The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options and purchase of shares under the Director Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In additional, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, or the consequences of the participant's death.

                                PROPOSAL NO. 4:

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for fiscal 2002. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

   The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2002.

RECOMMENDATION

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002.

                       EXECUTIVE OFFICERS OF THE COMPANY

   The executive officers of the Company and their ages as of April 1, 2002 are as follows:

Name of Nominee               Age                   Principal Occupation
---------------               ---                   --------------------
Michael A. Baker............. 43  President and Chief Executive Officer
David B. Applegate........... 43  Vice President, General Manager, Visage
Robert T. Hagan.............. 56  Vice President, Manufacturing
Christine Hanni.............. 41  Vice President, Finance and Chief Financial Officer
David C. Hovda............... 39  Vice President, General Manager, ArthroCare Spine
James L. Pacek............... 52  Vice President, General Manager, Arthroscopy
Bruce C. Prothro............. 40  Vice President, Regulatory Affairs and Quality Assurance
John T. Raffle, Esq.......... 33  Vice President, Corporate Development and Legal Affairs
Fernando V. Sanchez.......... 49  Senior Vice President
John R. Tighe................ 41  Vice President, Worldwide Sales and Marketing
Ronald A. Underwood.......... 50  Vice President, General Manager, ENTec
Jean A. Woloszko, M.D., Ph.D. 44  Vice President, Research and Development

   Michael A. Baker has served as our President, Chief Executive Officer and a director since July 1997. From 1989 to 1997, Mr. Baker held several positions in planning, corporate development and senior management at Medtronic, Inc., a multi-billion dollar medical technology company specializing in implantable and invasive therapies. His most recent position at Medtronic, Inc., was Vice President, General Manager of Medtronic's Coronary Vascular Division. Mr. Baker holds a B.S. degree from the United States Military Academy at West Point and an M.B.A. from the University of Chicago.

   David B. Applegate joined our Company in April 2001 as General Manager, Visage and was named Vice President in June 2001. From February 2000 to January 2001, Mr. Applegate was Vice President, Marketing for KeraVision, Inc., a manufacturer of medical devices for refractive surgery. From 1997 to 1999, he was Vice President, Marketing for 2C Optics (now Rodenstock North America), a start up company. From 1995 to 1997, Mr. Applegate was Vice President, Marketing for Summit Technology, a manufacturer of excimer lasers used in refractive surgery. Mr. Applegate holds a B.A. degree in Psychology from California State University, Fresno and an M.B.A. from University of California, Berkeley.

   Robert T. Hagan joined our Company in August 1995 as Vice President, Manufacturing. Mr. Hagan holds a B.S. degree in Industrial Engineering from Tennessee Technological University.

   Christine Hanni joined our Company in January 1998 as Vice President, Finance and Chief Financial Officer. From 1992 until 1997, Ms. Hanni first served as Corporate Controller and then as Director of International Finance and Sales Administration of Target Therapeutics, Inc., a leading manufacturer of disposable medical devices for the treatment of various brain diseases. Ms. Hanni holds a B.S. degree in Accounting from Southern Oregon University.

   David C. Hovda joined our Company in November 1997 as Managing Director of our ear, nose and throat (ENT) business unit. From September 1999 until December 2000, Mr. Hovda served as Managing Director, ArthroCare Spine and was named Vice President, General Manager, ArthroCare Spine in June 2001. From 1992 to 1997, Mr. Hovda held several positions in the Corporate Venture Group at Medtronic, Inc. His most recent position at Medtronic was European Business Manager for the Upper Airway Venture. Mr. Hovda holds a B.S. degree in Civil Engineering from Northwestern University and an M.B.A. from Harvard Business School.

   James L. Pacek joined our Company in October 1999 as Managing Director, AngioCare, our business unit devoted to the development of cardiology products. He served in this position until October 2000 when he was promoted to Vice President, Strategic Business Units and in June 2001 to Vice President, Arthroscopy. Prior to joining ArthroCare, Mr. Pacek served from December 1997 until September 1999 as Vice President, Sales and Marketing of Hearten Medical, Inc., a medical device start-up company focused on the uses of radio frequency to treat heart failure. From January 1996 until November 1997 Mr. Pacek served as Vice President, Marketing for the interventional vascular business at Medtronic, Inc. Mr. Pacek holds a B.S. degree in Marketing from the University of Illinois, Chicago.

   Bruce C. Prothro joined our Company in October 1998 as Vice President, Regulatory Affairs and Quality Assurance. From November 1992 to September 1998, Mr. Prothro held various positions with KeraVision, Inc., most recently as the Director of Regulatory Affairs and Compliance. Mr. Prothro holds a B.S. degree in Chemistry from the University of California, Berkeley.

   John T. Raffle, Esq., joined our Company in September 1997 as Director, Intellectual Property. He was promoted in January 2001 to Managing Director, Corporate Development and Legal Affairs and to Vice President, Corporate Development and Legal Affairs in June 2001. From June 1993 to September 1997, Mr. Raffle was an associate at Townsend and Townsend and Crew LLP. Mr. Raffle holds a B.S. degree in Aeronautical Engineering from M.I.T. and a J.D. from Duke University School of Law.

   Fernando V. Sanchez joined our Company in February 2002 as Senior Vice President. Prior to joining ArthroCare, and beginning in 2000, Mr. Sanchez was Chief Financial Officer and Treasurer for Novopoint.com, Inc., a private internet supply chain solution provider. From 1997 to 1999, Mr. Sanchez was the Chief Financial Officer for Esoterix, Inc., a private medical laboratory company. Mr. Sanchez was Vice President, Finance of the Vascular Group of Medtronic, Inc. from 1996 to 1997. Mr. Sanchez holds an M.B.A. in Corporate Policy and Finance from the University of Michigan and a B.S. degree in Mechanical and Ocean Engineering from University of Miami.

   John R. Tighe joined our Company in January 1995 as the Director of Sales. He was appointed Vice President, Worldwide Sales and Marketing in January 1999. From December 1988 to December 1994, Mr. Tighe held various sales positions with Acufex Microsurgical, Inc., a manufacturer of arthroscopic instruments. His most recent position at Acufex Microsurgical, Inc. was National Sales Manager. Mr. Tighe holds a B.S. degree in Civil Engineering from the University of Maryland.

   Ronald A. Underwood joined our Company in March 1997 as Director of New Products. He was promoted in March 1998 to Marketing Director of our Visage business unit and in July 2000 to Managing Director of our ENTec business unit. In January 2001 Mr. Underwood was promoted to Vice President, General Manager, ENTec. Prior to joining ArthroCare, Mr. Underwood served as Marketing Manager at Conceptus, Inc., a medical device company specializing in women's health. Mr. Underwood holds a B.S. degree in Biology from California Polytechnic State University, San Luis Obispo.

   Jean A. Woloszko, M.D., Ph.D. joined our Company in December 1998 as Medical Director. He has served as Vice President, Research and Development since February 1999. Prior to joining ArthroCare, Dr. Woloszko served as Principal Manager, Research and Medical Affairs at Medtronic, Inc. from January 1997 to November 1998 and as Worldwide Research Manager from May 1993 to December 1996. Dr. Woloszko holds a Ph.D. in Bioengineering from University of Illinois, Chicago and received his M.D. from Universite de Montpellier.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth the compensation received by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for fiscal years 2001, 2000 and 1999 (the "Named Executive Officers"):

                                                                           Long Term Compensation Awards
                                                                      ----------------------------------------
                                           Annual Compensation                      Securities
                                    -----------------------------      Restricted   Underlying     All Other
                             Fiscal             Bonus   Other Annual  Stock Awards    Options     Compensation
Name and Principal Position   Year  Salary ($)  ($)(1)  Compensation     ($)(2)    (# of shares)     ($)(3)
---------------------------  ------ ---------- -------- ------------  ------------ -------------  ------------
Michael A. Baker............  2001   $317,213        --        --             --      120,000(5)          --
 President and Chief          2000    326,979  $130,000        --             --       90,000(6)    $ 11,500
 Executive Officer            1999    280,575   146,025   $61,046(4)    $141,000       80,000(7)      53,975

Robert T. Hagan.............  2001   $189,960        --        --             --       30,000(5)          --
 Vice President,              2000    181,050  $ 45,000        --             --       50,000(8)          --
 Manufacturing                1999    173,863    32,174        --       $ 70,500       50,000(9)    $ 26,826

Christine Hanni.............  2001   $153,905        --        --             --       30,000(5)          --
 Vice President, Finance and  2000    145,210  $ 35,991        --             --       50,000(8)     $ 5,760
 Chief Financial Officer      1999    137,729    38,506        --       $ 70,500       20,000(10)     13,494

James L. Pacek..............  2001   $160,233        --        --             --       30,000(5)          --
 Vice President, General      2000    132,026  $ 41,000        --             --       50,000(8)          --
 Manager, Arthroscopy         1999     26,444     9,000        --             --       60,000(11)         --

John R. Tighe...............  2001   $160,658        --        --             --       30,000(5)          --
 Vice President, Sales and    2000    151,284  $ 45,000        --             --       50,000(8)          --
 Marketing                    1999    150,221    55,000   $ 5,964(12)   $ 70,500       98,000(13)         --

--------
 (1) Except as otherwise noted, all bonuses were earned by the named officer in the fiscal year indicated and paid to the named officer in the subsequent year.

 (2) The Named Executive Officers entered into restricted stock bonus agreements to purchase shares of the Company's Common Stock.

 (3) The Named Executive Officers entered into restricted stock bonus agreements to purchase shares of the Company's Common Stock in lieu of a portion of the cash bonus payment.

 (4) Consists of reimbursement for the payment of taxes.

 (5) Consists of one option for shares of the Company's Common Stock granted July 31, 2001 at an exercise price of $27.56. One forty-eighth ( 1/48) of the total number of shares subject to the option became exercisable on August 31, 2001 and an additional one forty-eighth ( 1/48) of the total number of shares subject to the option are exercisable at the end of each full month thereafter until all such shares are exercisable based upon such individual's continued employment by the Company.

 (6) Consists of two options granted to Mr. Baker: one option for 80,000 shares of the Company's Common Stock granted June 21, 2000 at an exercise price of $23.00 and one option for 10,000 shares of the Company's Common Stock granted October 20, 2000 at an exercise price of $16.75. Both options vest at the rate of one forty-eighth ( 1/48) of the total number of shares subject to the option commencing 30 days after the grant date and until all such shares are exercisable based upon such individual's continued employment by the Company.

 (7) Consists of one option granted to Mr. Baker for 80,000 shares of the Company's Common Stock granted August 31, 1999 at an exercise price of $17.38. One forty-eighth ( 1/48) of the total number of shares subject to the option became exercisable on September 30, 1999 and an additional one forty-eighth ( 1/48) of the total number of shares subject to the option are exercisable at the end of each full month thereafter until all such shares are exercisable based upon such individual's continued employment by the Company.

 (8) Consists of two options: one option for 40,000 shares of the Company's Common Stock granted June 21, 2000 at an exercise price of $23.00 and one option for 10,000 shares of the Company's Common Stock granted October 20, 2000 at an exercise price of $16.75. Both options vest at the rate of one forty-eighth ( 1/48) of the total number of shares subject to the option commencing 30 days after the grant date and until all such shares are exercisable based upon such individual's continued employment by the Company.

 (9) On March 1, 1999 and August 31, 1999, the Company granted to Mr. Hagan an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $7.00 per share and 30,000 shares at an exercise price of $17.38 per share, the closing price of one share of stock on the day before the date of each grant. One forty-eighth ( 1/48) of the total number of shares subject to these options became exercisable on April 30, 1999 and on September 30, 1999, respectively and an additional one forty-eighth ( 1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Hagan's continued employment by the Company.

(10) On August 31, 1999, the Company granted to Ms. Hanni an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $17.38 per share, the closing price of one share of the Company's Common Stock on the day before the date of grant. One forty-eighth ( 1/48) of the total number of shares subject to these options are exercisable on September 30, 1999 and an additional one forty-eighth ( 1/48) of the total number of shares subject to the option are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Ms. Hanni's continued employment by the Company.

(11) On August 31, 1999, the Company granted to Mr. Pacek an option to purchase 60,000 shares of the Company's Common Stock at an exercise price of $17.38 per share, the closing price of one share of the Company's Common Stock on the day before the date of grant. One forty-eighth ( 1/48) of the total number of shares subject to these options became exercisable on September 30, 1999 and an additional one forty-eighth ( 1/48) of the total number of shares subject to the option are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Pacek's continued employment by the Company.

(12) Consists of reimbursements of expense relating to relocation.

(13) Consists of one option granted to Mr. Tighe for 60,000 shares, a second option for 30,000 shares, and a third option for 8,000 share of the Company's Common Stock. Of the shares subject to the option exercisable for 60,000 shares, granted on March 1, 1999 at an exercise price of $7.00 per share, one forty-eighth ( 1/48) of the shares became exercisable on April 1, 1999 and an additional one forty-eight ( 1/48) of the total number of shares subject to the option are exercisable at the end of each full month thereafter. Of the shares subject to the option exercisable for 30,000 shares, granted on August 31, 1999 at an exercise price of $17.38 per share, one forty-eighth ( 1/48) of the total number of shares subject to the option became exercisable on September 30, 1999 and an additional one forty-eighth ( 1/48) of the total number of shares subject to the option become exercisable at the end of each full month thereafter. Of the shares subject to the option exercisable for 8,000 shares, granted on January 26, 1999 at an exercise price of $9.13 per share, twenty-five percent (25%) of the total number of shares subject to the option are exercisable on February 3, 2000 and an additional twenty-five percent (25%) of the total number of shares subject to the option are exercisable each full year thereafter.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following table provides information pertaining to option grants made in the Last Fiscal Year to the Named Executive Officers. No SARs were granted.

                                                            Potential Realizable Value at Assumed
                                                                 Annual Rates of Stock Price
                        Individual Grants                      Appreciation for Option Term(3)
-                -------------------------------            -------------------------------------
                            % of Total
                             Options
                 Number of  Granted to
                 Underlying Employees  Exercise
                  Options   in Fiscal  Price Per Expiration
Name              Granted    Year(1)   Share(2)     Date      0%          5%            10%
----             ---------- ---------- --------- ---------- --        ----------     ----------
Michael A. Baker  120,000     8.5754    $27.56   7/30/2011  $0      $2,079,880     $5,270,825
Robert T. Hagan.   30,000     2.1439     27.56   7/30/2011   0         519,970      1,317,706
Christine Hanni.   30,000     2.1439     27.56   7/30/2011   0         519,970      1,317,706
James L. Pacek..   30,000     2.1439     27.56   7/30/2011   0         519,970      1,317,706
John R. Tighe...   30,000     2.1439     27.56   7/30/2011   0         519,970      1,317,706

--------
(1) Based on an aggregate of 1,419,350 options granted by the Company during the Last Fiscal Year to employees and non-employee directors of and consultants to the Company, including options granted to the Named Executive Officers.

(2) Options are granted at an exercise price equal to the closing market price per share on the day before the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

   The following table provides information on option exercises in the Last Fiscal Year by the Named Executive Officers and the number and value of such officers unexercised options at December 29, 2001. No SARs have been granted.

                                               Number of           Value of Unexercised
                                        Unexercised Options at    In-The-Money Options at
                    Shares     Value     December 29, 2001 (#)   December 29, 2001 ($)(2)
                 Acquired on  Realized ------------------------- -------------------------
Name             Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
----             ------------ -------- ----------- ------------- ----------- -------------
Michael A. Baker        --          --   523,478      208,754     5,735,278      81,948
Robert T. Hagan.    60,419    $887,966    26,979       82,606        63,350     112,260
Christine Hanni.        --          --   175,309       74,691     1,754,425      76,923
James L. Pacek..    21,458     161,634    31,561       86,981         5,047      15,321
John R. Tighe...    39,000     650,030    39,284       94,316        69,194     234,673

--------
(1) Based upon the fair market value of one share of the Company's Common Stock on the date that the option was exercised, less the exercise price per share multiplied by the number of shares received upon exercise of the option.

(2) Based upon a fair market value of $17.69 per share as of December 29, 2001 minus the exercise price per share multiplied by the number of shares underlying the option.

   The Company has not established any long-term incentive plans or defined benefit or actuarial plans covering any of the Named Executive Officers.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

   The Company entered into Continuity Agreements with the executive officers of the Company in 1998, and upon appointment of each new executive officer thereafter. As described below, Mr. Baker's Continuity Agreement has been superseded by a new Employment Agreement, entered into in September 2001. The Continuity Agreements provide certain compensation and benefits in the event of a Change of Control of the Company. A Change of Control is defined as (i) a change of beneficial ownership of at least 15% of the voting power of the Company without the approval of the Board, (ii) a merger or sale of the Company whereby the Company stockholders immediately prior to such merger or sale do not maintain at least 50% of the voting power of the surviving Company, (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets, or (iv) a change in the composition of the Board of Directors such that at least 50% of the members are not incumbents or elected by incumbent directors. In the event of a Change of Control, the Continuity Agreements provide for accelerated vesting of 50% of the then-current unvested and outstanding stock options of each executive officer. In the event of a hostile takeover, the vesting is accelerated as to 100% of the outstanding unvested options of each executive officer. Further, in the event of an involuntary termination of employment of an executive officer within 24 months of a Change of Control, certain severance benefits will be provided. These benefits include 24 months of continued monthly compensation, continued medical benefits during the severance period and immediate vesting of all outstanding and unvested stock options.

   In September 2001 the Company entered into a new Employment Agreement with Mr. Baker, which superseded Mr. Baker's prior Continuity Agreement. The new agreement provides for a base salary to be reviewed, and adjusted as necessary, annually by the Company's Board of Directors or Compensation Committee and a potential annual bonus of 100% of the base salary, to be determined by the Board or the Compensation Committee, with reference to certain performance objectives established each year. The agreement also provides for the accelerated vesting of 50% of Mr. Baker's then-current unvested and outstanding stock options, upon a Change of Control (as defined above). If Mr. Baker is involuntarily terminated within 24 months following a Change of Control, he would continue to receive compensation at his then-current salary for the next thirty-six months, his annual cash bonus for the year of termination and the projected annual cash bonus for the following year. He would also continue to receive all Company's provided insurance-coverage for the next thirty-six months. In the event of an involuntary termination that does not follow within 24 months of a Change of Control, Mr. Baker would be entitled to receive compensation at his then-current salary for the next twenty-four months, his annual cash bonus for the year of termination and continued and acceleration of the vesting and exercisability of 100% of his then-current unvested and outstanding stock options. The agreement provides for no severance benefits in the event Mr. Baker voluntarily terminates his employment or is terminated for cause, regardless of whether the termination follows a Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   For the Last Fiscal Year, directors Campbell-White and Momsen served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. In addition, during the Last Fiscal Year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

CERTAIN TRANSACTIONS

   On June 20, 1997, the Company and Mr. Baker, the Company's President and Chief Executive Officer, entered into an employment offer letter, which, in addition to an annual salary and bonus, benefits and vacation time, provided for an interest-free loan by the Company in the principal amount of $500,000 in connection with Mr. Baker's purchase of a home, payable upon the earlier of termination of employment or sale of the home.

   In December 1997, the Company and Mr. Hovda, the Company's Vice President and General Manager, ArthroCare Spine, entered into an employment offer letter, which, in addition to an annual salary and bonus, benefits and vacation time, provided for an interest-free loan by the Company in the principal amount of $130,000 in connection with Mr. Hovda's purchase of a home, payable upon the earlier of termination of employment or sale of the home. During 2001, the Company also provided to Mr. Hovda a loan in the amount of $100,000, with interest at an annual rate of 6%, which was fully repaid by the end of 2001.

   In February 1999, the Company and Dr. Woloszko, the Company's Vice President Research and Development, entered into an employment offer letter, which, in addition to an annual salary and bonus, benefits and vacation time, provided for an interest-free loan by the Company in the principal amount of $225,000 in connection with Dr. Woloszko's purchase of a home, payable upon the earlier of termination of employment or sale of the home.

   In February 1999, the Company and Mr. Tighe, the Company's Vice President Sales and Marketing, entered into an employment offer letter, which, in addition to an annual salary and bonus, benefits and vacation time, provided for an interest-free loan by the Company in the principal amount of $350,000 in connection with Mr. Tighe's purchase of a home, payable upon the earlier of termination of employment or sale of the home.

AUDIT FEES

   Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for fiscal 2001 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during the Last Fiscal Year are $114,500, of which an aggregate amount of $45,000 had been billed through December 29, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   No information technology services were provided by PricewaterhouseCoopers LLP during the Last Fiscal Year.

ALL OTHER FEES

   Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for all other services in the Last Fiscal Year were $471,000, which related primarily to tax planning and compliance services. The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                     REPORT OF THE COMPENSATION COMMITTEE

   The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of Robert R. Momsen and Annette J. Campbell-White, neither of whom is currently an officer or employee of the Company and both of whom are "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate.

Compensation Policy and Philosophy

   The Compensation Committee designs our executive compensation with the following overall objectives:

   . Attract, retain and motivate key executive talent;

   . Reward key executives based on business performance;

   . Align executive incentives with the interests of stockholders; and

   . Encourage the achievement of Company objectives.

Executive compensation comprises three components: (1) base salary; (2) annual incentive bonuses; and (3) long-term incentives in the form of stock options. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size, companies in similar business and companies located in the same geography.

   Base Salary. Each year the Company obtains studies of compensation trends, practices and levels from a variety of nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Within the comparative groups of companies surveyed, the Company sets executive base salaries and total compensation near the middle of the surveys ranges. Each executive's base salary is determined by an assessment of the executive's job description, performance and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures and are evaluated at least annually.

   Annual Incentive Bonuses. The Chief Executive Officer, other executive officers and all other employees are eligible to receive annual incentive bonuses based upon the achievement during the year of certain Company objectives and other agreed upon objectives. The Committee reviews the performance of, and decides upon the bonuses payable to the Chief Executive officer. The Chief Executive Officer and the Committee together review the performance of, and decide upon the bonuses payable to, the other executive officers including the Named Executive Officers.

   The Chief Executive Officer and other executive officers did not receive annual incentive bonus payments for 2001 as the Company's financial objectives were not fully met.

   Long-Term Incentives. The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company's key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long term because the options are vested typically over a four-year period. Because stock options are generally granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of the Company's common stock increases over time.

   The Board of Directors has the ultimate responsibility of administering the Company's stock option plan and has granted authority to the Compensation Committee to carry out these responsibilities. Option grants are submitted to the Compensation Committee for ratification and the date of grant is the date of the Compensation Committee meeting.

Chief Executive Compensation

   Michael A. Baker's salary during 2001 as President and Chief Executive Officer was $317,213. Based upon the Compensation Committee's review of Mr. Baker's performance and the Company's performance, Mr. Baker's salary was set at an annual rate of $325,000 as of July 1, 2001. In approving Mr. Baker's compensation, the Compensation Committee took into account (i) Mr. Baker's past performance as president and Chief Executive Officer, (ii) the scope of Mr. Baker's responsibilities and (iii) the Board's assessment of the Company's achievement of its performance objectives.

SUMMARY

   The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board of Directors has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it has set while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                          Respectfully submitted,

                                          Annette J. Campbell-White

                                          Robert R. Momsen

   The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                         REPORT OF THE AUDIT COMMITTEE

   The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting and accounting systems and controls. The Board has adopted a written Audit Committee Charter. The Audit Committee has a direct line of communication with PricewaterhouseCoopers LLP, the Company's independent public accountants. The Audit Committee is composed entirely of independent directors as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

   The responsibilities of the Audit Committee are set forth in its Charter. In fulfilling its responsibilities, the Audit Committee discusses with the Company's independent public accountants the overall scope and specific plans for their audit. The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2001 with management and with PricewaterhouseCoopers LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting the Company's financial statements. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP matters such as the quality (and acceptability) of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, "Communication with Audit Committees". The Audit Committee has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the independent accounts' independence from the Company and has discussed with PricewaterhouseCoopers LLP its independence, as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee recommends to the Board of Directors the selection of the independent public accountants.

   In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K, for filing with the SEC.

                                          Respectfully submitted,

                                          Annette J. Campbell-White

                                          Robert R. Momsen

                                          Peter L. Wilson

   The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock for the five years ended December 31, 2001 compared with the Nasdaq Stock Market, U.S. Index, the Hambrecht & Quist Healthcare Index (excluding Biotechnology) and the Nasdaq Health Services Index. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the Company are subject to a number of market-related factors other than Company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical device and small-cap stocks.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                            ARTHROCARE CORPORATION

                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
      THE NASDAQ HEALTH SERVICES INDEX AND THE JP MORGAN H&Q HEALTHCARE--
                         EXCLUDING BIOTECHNOLOGY INDEX

                                    [CHART]

                ARTHROCARE CORPORATION      NASDAQ STOCK MARKET (U.S.)          NASDAQ HEALTH SERVICES       JP MORGAN H & Q
HEALTHCARE-EXCLUDING BIOTECHNOLOGY
 12/96               100.00                      100.00                             100.00
100.00
 12/97               181.03                      122.48                             102.60
119.17
 12/98               300.00                      172.68                              86.98
144.80
 12/99               841.38                      320.89                              69.96
126.51
 12/00               537.93                      193.01                              96.04
197.91
 12/01               494.62                      153.15                             103.82
195.23

--------
* $100 invested on December 31, 1996 in stock or in index--including reinvestment of dividends. The Company's most recent fiscal year ended December 29, 2001.

                                                                 Cumulative Total Return
                                                        ------------------------------------------
                                                         12/96  12/97  12/98  12/99  12/00  12/01
                                                        ------- ------ ------ ------ ------ ------
Arthrocare Corporation................................. $100.00 181.03 300.00 841.38 537.93 494.62
NASDAQ Stock Market (U.S.) Index....................... $100.00 122.48 172.68 320.89 193.01 153.15
NASDAQ Health Services Index........................... $100.00 102.60  86.98  69.96  96.04 103.82
JP Morgan H&Q Healthcare--Excluding Biotechnology Index $100.00 119.17 144.80 126.51 197.91 195.23

   The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

   THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 29, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARTHROCARE CORPORATION, 680 VAQUEROS AVENUE, SUNNYVALE, CALIFORNIA 94085.

                                          THE BOARD OF DIRECTORS

April 30, 2002

                                                                       Appendix
PROXY

                            ARTHROCARE CORPORATION
 Proxy solicited by Board of Directors for annual meeting of stockholders May
                                   29, 2002

   The undersigned, revoking all prior proxies, hereby appoints Michael A. Baker and Christine Hanni, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of ArthroCare Corporation (the "Company") held of record in the name of the undersigned at the close of business on April 8, 2002, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 29, 2002, or at any adjournment thereof, upon the following matters:

1. Election of the following directors: Michael A. Baker, Annette J. Campbell-White, C. Raymond Larkin, Jr., Tord Lendau, Robert R. Momsen, Peter L. Wilson

        [_]  FOR ALL NOMINEES      [_]  WITHHOLD FOR ALL NOMINEES

FOR ALL NOMINEES EXCEPT THE FOLLOWING: (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)

2. Amendment to the Company's 1993 Stock Plan to increase the number of shares of Common Stock reserve for issuance thereunder by 250,000 shares.

                   [_]  FOR     [_]  AGAINST     [_]  ABSTAIN

3. Amendment to the Company's 1995 Director Option Plan to increase the number of shares of Common Stock reserve for issuance thereunder by 100,000 shares.

                   [_]  FOR     [_]  AGAINST     [_]  ABSTAIN

4. Ratification of appointment of PricewaterhouseCoopers LLP as Independent accountants for the 2002 fiscal year.

                   [_]  FOR     [_]  AGAINST     [_]  ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournment thereof.

                   [_]  FOR     [_]  AGAINST     [_]  ABSTAIN

                          (continued on reverse side)

Please mark, date, sign and mail this proxy promptly in the enclosed envelope.

                                            THIS PROXY WHEN PROPERLY EXECUTED
                                            WILL BE VOTED IN THE MANNER
                                            DIRECTED HEREIN BY THE UNDERSIGNED
                                            STOCKHOLDER. IF NO DIRECTION IS
                                            MADE, THIS PROXY WILL BE VOTED
                                            FOR PROPOSALS 1, 2, 3, 4 AND 5. THE
                                            BOARD OF DIRECTORS RECOMMENDS A
                                            VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                            Please sign your name exactly as it
                                            appears below. In the case of
                                            shares owned in joint tenancy or as
                                            tenants in common, all should sign.
                                            Fiduciaries should indicate their
                                            title and authority.

                                            Dated:      , 2002.

                                            ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            Signature(s)

                                      A-2